UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Item 8.01.    Other Events.
New Jersey Board of Public Utilities (the “NJBPU”) Order Approving Stipulation and Settlement of New Jersey-American Water Company, Inc. (“NJAWC”) General Rate Case
On August 17, 2022, the NJBPU issued an order approving a stipulation and settlement (the “Settlement”) of a general rate case filed on January 14, 2022 by NJAWC, a wholly owned subsidiary of American Water Works Company, Inc., seeking $94.7 million of increased annualized revenues. The Settlement was entered into among NJAWC, the staff of the NJBPU, the New Jersey Division of Rate Counsel, and several intervenors in the general rate case. The order approves a $45.5 million annualized increase in water and wastewater revenues, effective as of September 1, 2022, based on an authorized return on equity (“ROE”) of 9.6%, authorized rate base of $4.15 billion, a common equity ratio of 54.6% and a long-term debt ratio of 45.4%, compared to an authorized ROE of 9.6%, authorized rate base of $3.57 billion, a common equity ratio of 54.6% and a long-term debt ratio of 45.4%, as approved in NJAWC’s last general rate case in 2020. NJAWC’s request incorporated updated estimates of production costs, including chemicals, fuel and power costs. Beginning January 1, 2023, NJAWC will defer as a regulatory asset or liability, as appropriate, the difference between its pension expense and other post-employment benefits (OPEB) expense included in base rates. The deferral period for this regulatory asset or liability will be two years or, if earlier, will end at the conclusion of NJAWC’s next general rate case. NJAWC also withdrew its request, without prejudice, to recover its existing authorized COVID-19-related regulatory asset in the general rate case and will seek recovery in a separate proceeding within the process established in the NJBPU’s generic COVID-19 proceeding.
A copy of the press release issued by NJAWC on August 17, 2022 to announce the issuance of the NJBPU’s order has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in the press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description of Exhibit
99.1*	Press Release, dated August 17, 2022, issued by NJAWC.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	August 17, 2022	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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